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                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGES ACT OF 1934



                        Ophidian Pharmacueticals, Inc.
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            (Exact Name of Registrant as Specified in Its Charter)


                Wisconsin                                       39-1661164
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(State of Incorporation or Organization)                      (I.R.S. Employer
                                                             Identification No.)


      5445 East Cheryl Parkway, Madison, WI                       53711
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     (Address of Principal Executive Offices)                   (Zip Code)


If this form relates to the registration                    If this form relates to the
of a class of debt securities and is                        registration of a class of debt
effective upon filing pursuant to                           securities and is to become
General Instruction A(c)(1) please                          effective simultaneously with the
check the following box.      [  ]                          effectiveness of a concurrent
                                                            registration statement under the
                                                            Securities Act of 1933 pursuant to
                                                            General Instruction A(c)(2) please
                                                            check the following box.     [  ]


Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                 Name of Each Exchange on Which
        to be so Registered                 Each Class is to be Registered
        -------------------                 ------------------------------

Unit (each Unit consisting of one share                     American Stock Exchange
of Common Stock and one Common
Stock Purchase Warrant)

Common Stock ($0.0025 par value)                            American Stock Exchange

Common Stock Purchase Warrant                               American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act.

      None


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Item 1. Description of Registrant's Securities to be Registered

        Incorporated by reference to pages 50, 51, 52 and 53 of Registrant's Amendment No. 4 to Registration Statement on Form S-1 filed with the Commission on January 29, 1998 (the "Registration Statement").

Item 2. Exhibits

        The following exhibits are filed as a part of this registration statement:

        1.1  Specimen Common Stock Certificate (incorporated by reference to
             Exhibit 4.1 to the Registration Statement).

        1.2  Specimen Warrant Certificate (incorporated by reference to
             Exhibit 4.4 to the Registration Statement).

        3.1 Registrant's Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement).

        4.3 Registrant's Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registration Statement).

        4.4 Form of Representative's Warrant Agreement (incorporated by reference to Exhibit 4.3 to the Registration Statement).

        4.5  Form of Warrant Agreement (incorporated by reference to Exhibit
             4.4 to the Registration Statement).

                                  SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                OPHIDIAN PHARMACEUTICALS, INC.

     January 29, 1998           By: /s/ Douglas C. Stafford, Ph.D.
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         (Date)                     Douglas C. Stafford
                                    President, Chief Executive Officer and
                                    Director


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